EXHIBIT 4.17

[Translation]

•	This exhibit contains confidential material that has been omitted pursuant to a Confidential Treatment Request. The omitted information has been filed separately with the Securities and Exchange Commission.

Sales Agreement

I.   Order Form

Invoice Company Invoice No. 6100108700-000-00-001 October 31, 2002

Seller WICS Building 6F 2-2-1 Ikebukuro Toshima-ku Tokyo 171-0014 Crayfish Co., Ltd.	Buyer DL Arakawa Building 5F 1-31-4 Arakawa Chuoh-ku Tokyo 104-8253 Diamond Lease Company Ltd.

Operating Administration Department Satoshi Imamura	Administration Manager Takao Kikuchi Contact Person Yusuke Kobayashi

In order to consider the below assets as lease assets (“Lease Assets”) based upon the agreement between your company and the Lessee below, we will order the Lease Assets on the conditions stated below and on the reverse side of this page. Please sign in the attached form of order statement and return to the address below.

Lessee:	Global Media Online Inc.

Delivery Date (Expected Inspection Date)	October 31, 2002

Total Cost	Cost**	Taxes**	Total**

Payment Method	Bank transfer. Payment date is at the end of the month following issuance of certificate of inspection completion.

Name of assets, specifications, manufacture name, serial number, cost, delivery place	Refer to the schedule of assets

Statement for order, statement of delivery and billing statement shall be returned to the address specified in the right	Gotanda Branch Yusuke Kobayashi Gotanda Daiichi-Seimei Building 6F, 2-19-3 Nishi Gotanda Shinagawa-ku, Tokyo 141-0031 TEL 03-3490-3981		Special Agreement is on back

Note:	1.	Taxes are the total of national and local consumption tax.
	2.	Please determine whether it is necessary to affix revenue stamps to the order statement (Stamps are required if a contract for work is included, pursuant to Statement No. 2).

II.   Terms

Article 1 (Sales and Lease Assets)

Each of the Seller and the Buyer acknowledge that the Lease Assets (including software) are the same as those specified in the lease agreement between the Lessee and the Buyer (“Lease Agreement”), based upon the standard, specification, quality, performance and delivery conditions set by the Lessee.

Article 2 (Completion of contract)

The sales contract shall be formed when the Buyer receives an acknowledgement of the order statement from the Seller.

Article 3 (Delivery of assets)

1.	The Seller shall deliver the assets to a location where they shall be held by the Lessee from delivery to acceptance for the Seller’s benefit.

2.	The delivery from the Seller to the Buyer shall be completed at the completion date of inspection written in the certification of completion of leasing asset inspection issued to the Buyer by the Lessee after the Lessee has inspected the Lease Assets and confirmed the Lease Assets are without defects.

Article 4 (Transfer of ownership)

Ownership of and liability for damage to the Lease Assets shall be transferred from the Buyer to the Seller upon delivery.

Article 5 (Defects)

1.	The Seller shall be directly liable to the Lessee for breach of its warranties of fitness, guarantee, maintenance, service and any other obligation of Seller with respect to the assets. The same shall apply when the Lessee is damaged by delay of delivery or impossibility of delivery attributable to the Seller.

2.	If there is a defect in quality or performance, inconsistent standard or any other defects regarding the assets specified by the Buyer, and the Lessee notifies the Buyer of its objection or complaint regarding such assets, demands damages or rejects the assets alleging breach of the sales contract or breach of maintenance warranty, then the Seller shall: i) cancel all or a part of the sales contract; ii) repair the assets; iii) exchange the assets; or iv) compensate the Buyer for damages (including the Buyer’s cost of acquiring the assets) even if the Buyer delays sending its notice to the Seller.

3.	In the above situation, the Seller shall not object if the Buyer transfers aforementioned right of claim or the right of ownership to the Lessee.

4.	If the Lessee unrightfully resists against or delays the delivery of the Leased Assets, the Seller shall demand the Lessee to accept delivery.

Article 6. (Infringement of third party rights)

If the Leased Assets infringe a third party’s patent right, right of use, a trademark, a design right, or other copyright and other intellectual property right, then the Seller shall be obligated to settle any disputes with such third party and compensate the Buyer and the Lessee for all damages incurred in connection therewith.

Article 7. (Termination)

If the Lease Agreement is not formed or formed, but later cancelled due to reasons that are not attributable to the Buyer, during the period between the order and delivery, then the Buyer may withdraw its order or cancel the Sales Agreement, unconditionally.

Article 8. (Taxes)

If taxes or transportation costs are increased due to an amendment to existing tax laws, after issuance of the order statement, the Seller shall bear such increased amounts, and the sales price and other conditions of the transaction shall not be changed.

Article 9. (Maintenance and repair)

The Seller shall maintain or repair the Leased Assets if requested by the Lessee.

Article 10. (Buyer’s Excuses)

The Buyer shall not be liable in case all or a part of its performance hereunder is delayed or becomes impossible to complete by the reason of natural disaster, war or events not attributable to the Buyer.

Article 11. (Costs)

The Seller shall bear costs incurred in relation to the execution of the Sales Agreement and any costs incurred in relation to the transaction.

List of Assets
Seller: Crayfish Co. Ltd.
Property installed at:
Tokyo Kokusai Tsushin center
Koutou-ku Ariake 3-1-15,
Tokyo
Cable & Wireless IDC

Asset Name	Manufacturer Name	Serial Number	Price

**	Cisco	JAB041540U3	**
**	Cisco	JAB044286BV	**
**	Cisco	JAB044387U2	**
**	Cisco	JAB044387SD	**
**	Cisco	0321020B	**
**	Cisco	013A039E	**
**	Cisco	013A038F	**
**	Cisco	013A0394	**
**	Cisco	013A039A	**
**	Cisco	949A5167	**
**	Cisco	944A3704	**
**	Cisco	949A5164	**
**	Cisco	022A0C80	**
**	Cisco	022A0C73	**
**	Cisco	949A5299	**
**	SUN	462J034905	**
**	SUN	002M21D0	**
**	Cisco	042A1092	**
**	SUN	HW03620342	**
**	SUN	935M2211	**
**	SUN	935M220E	**
**	Cisco	013A0396	**
**	Network Appliance, Inc		**
**	SUN	935M220D	**
**	SUN	935M21C0	**
**	SUN	935M21BF	**
**	SUN	935M21C1	**
**	SUN	935M2210	**
**	SUN	935M220F	**
**	SUN	935M219F	**
**	SUN	935M219D	**
**	NAI	D12016366901004	**
**	NAI	D12016366901034	**
**	NAI	D12016366901044	**
**	NAI	D633820701010006	**
**	NAI	D01026381501010	**
**	NAI	D12016371501032	**
**	NAI	D01026381501016	**
**	NAI	D120163715014044	**
**	DELL	XMYXM	**
**	DELL	BCPS21S	**
**	DELL	JZJW31S	**
**	DELL	HZJW31S	**
**	DELL	CCPS21S	**
**	DELL	FD3L601	**
**	DELL	JJ4D001	**

Asset Name	Manufacturer Name	Serial Number	Price

**	DELL	175N21S	**
**	DELL	F75N21S	**
**	DELL	G75N21S	**
**	DELL	7LJN21S	**
**	DELL	5LJN21S	**
**	DELL	8LJN21S	**
**	DELL	6LJN21S	**
**	DELL	9LJN21S	**
**	DELL	3LJN21S	**
**	DELL	GLJN21S	**
**	DELL	BLJN21S	**
**	DELL	C75N21S	**
**	DELL	D75N21S	**
**	DELL	FLJN21S	**
**	DELL	2LJN21S	**
**	DELL	6YFN21S	**

	Name of maker	Serial Number	Price

**	DELL	275N21S		**
**	DELL	51KW31S		**
**	DELL	61KW31S		**
**	DELL	71KW31S		**
**	DELL	81KW31S		**
**	DELL	91KW31S		**
**	DELL	B1KW31S		**
**	DELL	G65N21S		**
**	DELL	DLJN21S		**
**	DELL	CLJN21S		**
**	DELL	B75N21S		**
**	DELL	JKJN21S		**
**	DELL	1LJN21S		**
**	DELL	4LJN21S		**
**	DELL	J65N21S		**
**	DELL	BCMH61S		**
**	DELL	CCMH61S		**
**	DELL	2CMH61S		**
**	DELL	3CMH61S		**
**	DELL	4CMH61S		**
**	DELL	5CMH61S		**
**	DELL	6CMH61S		**
**	DELL	7CMH61S		**
**	DELL	8CMH61S		**
**	DELL	9CMH61S		**
**	Cisco	041540U0		**
**	Compaq	8027DX611034		**
**	Cisco	FAB0432V3S9		**
**	DELL	XRQ1K		**
**	DELL	H65N21S		**
**	DELL	XMYXN		**
**	DELL	XMYXP		**
**	h/p	DE30702954		**
**	SUN	017M3883		**
**	NAI	D01026381501019		**
**	Cisco	036A0F03		**
**	AT Works	01PC000069		**
**	Plat’home	11810		**
**	Plat’home	11809		**
**	DELL	8QGB31S		**
**	APC JAPAN	WS9921010997		**
**	APC JAPAN	WS9921011014		**
**	APC JAPAN	WS9921012040		**

**	SUN	442M0469	**
**	Plat’home	011153	**
**	Plat’home	011152	**
**	SUN	611M0872	**
**	SUN	548M2451	**
**	SUN	548M2590	**
**	SUN	607M3075	**
**	SUN	551M0404	**
**	SUN	HW03015995	**
**	SUN	HW03015993	**
**	SUN	HW83612955	**
**	SUN	HW03015783	**
**	SUN	HW03015782	**
**	SUN	HW75100405	**
**	SUN	HW82405424	**
**	APC JAPAN	WS0042003612	**
**	APC JAPAN	WS0042003612	**
**	SUN	728M0933	**
**	SUN	HW82809023	**
**	SUN	HW84314766	**
**	SUN	HW03015994	**
**	SUN	HW04021339	**
**	APC JAPAN	WS9913001192	**
**	SUN	607M3350	**

	Name of maker	Serial Number	Price

**	APC JAPAN	WS9923005138	**
**	Cisco	FAA0242T0MC	**
**	PROSIDE	124781007	**
**	PROSIDE	124781003	**
**	Cisco	022A0C7E	**
**	OSCAR-elec Co.,Ltd		**
**	SUN	HW75100302	**
**	SUN	HW75100302	**
**	DELL	xqj5k	**
**	DELL	86p831s	**
**	DELL	66p831s	**
**	DELL	126x11s	**
**	DELL	J16X11S	**
**		6VDR11S	**
**		4VDR11S	**
**	DELL	GS1P21S	**
**	DELL	3T1P21S	**
**	DELL	G6JH21S	**
**	DELL	9PHF21S	**
**	DELL	4GY921S	**
**	DELL	GHY921S	**
**	DELL	76p831s	**
**	DELL	CLRY21S	**
**	DELL	2MRY21S	**
**	DELL	7phf21s	**
**			**
		Total	**